Exhibit (p)(6)

Aristos Capital Management

Investment Adviser
Code of Ethics

April 2009

Aristos Capital Management, LLC
Code of Ethics April 2009

Aristos Capital Management

Table of Contents

STATEMENT OF GENERAL POLICY	3
CATEGORIZATION	5
PROHIBITION AGAINST INSIDER TRADING	7
General Provision	7
PERSONAL SECURITIES TRANSACTIONS	11
General Policy	11
Prohition Against Trading Certain Securities	11
Initial Public Offerings	15
Limitations on Private or Limited Offerings	15
GIFTS AND ENTERTAINMENT	16
General Policy	16
Specific Policy	16
PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION	18
Confidential Information	18
Non-Disclosure Of Confidential Client Information	18
Employee Responsibilities	18
Security Of Confidential Personal Information	19
Privacy Policy	19
Enforcement and Review of Confidentiality and Privacy Policies	20
Service as a Director	20
COMPLIANCE PROCEDURES	21
Reporting Requirements	21
Initial Holdings Report	21
Annual Holdings Report	21
Quarterly Transaction Reports	21
Exempt Transactions	22
Monitoring and Review of Personal Securities Transactions	22
CERTIFICATION	23
Initial Certification	23
Acknowledgement of Amendments	23
Annual Certification	23
Further Information	23
Records	23
Reporting Violations and Sanctions	24

Aristos Capital Management, LLC
Code of Ethics April 2009

STATEMENT OF GENERAL POLICY

This Code of Ethics (“Code”) has been adopted by Aristos Capital Management LLC (“Aristos” or the “Firm”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all employees and principals (the “Employee” or “Employees”) of Aristos and is designed to among other things govern personal securities trading activities in the accounts of employees. The Code is based upon the principle that Aristos and its Employees owe a fiduciary duty to Aristos’s clients to conduct the Firm’s affairs, including personal securities transactions of Employees, in such a manner as to avoid

(i)	serving their own personal interests ahead of clients,
(ii)	taking inappropriate advantage of their position with the firm, and
(iii)	any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that Aristos maintains a high ethical standard. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The name and reputation of the Firm will be a direct reflection of the conduct of each Employee.

Pursuant to Section 206 of the Advisers Act, both Aristos and its Employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Aristos has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Aristos and its employees are subject to the following specific fiduciary obligations when dealing with clients:

(i)	The duty to have a reasonable, independent basis for the investment advice provided;
(ii)	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
(iii)	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
(iv)	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Aristos expects every employee to demonstrate the highest standards of ethical conduct for continued employment with

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the Firm. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Aristos. The Firm intends to create and foster a reputation for fair and honest dealing with its clients. As such the Firm will implement the necessary policies to ensure that its reputation is not damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to its clients. Employees are urged to seek the advice of Aristos’s designated Chief Compliance Officer (“CCO”), Lloyd Jagai, with any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with the Firm.

The provisions of the Code are not all-inclusive rather, they are intended as a guide for Employees of Aristos in their conduct. In those situations where an Employee may be uncertain as to the intent or purpose of the Code, they are advised to consult with the Firm’s CCO. The Firm’s CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

The Firm’s CCO will periodically report to the Managers of Aristos to document compliance with this Code.

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CATEGORIZATION

For the purposes of this Code, the following definitions shall apply:

A)

“Access person” means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund or its control affiliates manage; or is involved in making securities recommendations to clients that are nonpublic. Based on the size and operations of our firm, we will treat all Supervised Persons as Access Persons.

B)

“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

C)

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a) (2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

D)	“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include:

a.	Transactions and holdings in direct obligations of the Government of the United States;
b.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
c.	Shares issued by money market funds;
d.	Transactions and holdings in shares of other types of open-end registered mutual funds, unless Aristos or an affiliate acts as the investment adviser to the fund; and
e.	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Aristos or an affiliate acts as the investment adviser to the fund.

E)

“Supervised Person” means directors, members, officers and partners of Aristos (or other persons occupying a similar status or performing similar functions); employees of Aristos; and any other person who provides advice on behalf of Aristos and is subject to Aristos’s supervision and control.

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STANDARDS OF BUSINESS CONDUCT

Aristos Capital Management will place the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and our Employees by our Clients is something we value and will endeavor to protect. The following Standards of Business Conduct sets forth policies and procedures to achieve these goals.

This Code is intended to comply with the various provisions of the Advisers Act and also requires that all Supervised Persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Aristos Capital Management’s Access Persons as defined herein. These procedures cover transactions in a reportable security in which an Access Person has a beneficial interest in or accounts over which the Access Person exercises control as well as transactions by members of the Access Person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Aristos Capital Management or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

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PROHIBITION AGAINST INSIDER TRADING

General Provision
Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Aristos Capital Management to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and or issue an order permanently barring individuals or Firms from the securities industry. Finally, Supervised Persons and Aristos may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by Supervised Persons of Aristos and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Firm’s CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policies
No Supervised Person may trade, either personally or on behalf of others including Clients’ accounts managed by Aristos, while in the possession of material, nonpublic information, nor may any personnel of Aristos communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Firm’s CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

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Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Aristos’s securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Aristos Capital Management (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

a.	Report the information and proposed trade immediately to the Firm’s CCO.
b.	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
c.	Do not communicate the information inside or outside the firm, other than to the CCO.
d.	After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This degree of caution will protect you, our clients, and the firm.

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4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person of Aristos or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s executive prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Aristos must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Firm’s CCO immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised Persons of Aristos and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch Lists

Although Aristos does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.

The Firm’s CCO may place certain securities on a “restricted list.” Access persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The Firm’s CCO shall take steps to immediately inform all Supervised Persons of the securities listed on the restricted list.

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The Firm’s CCO may place certain securities on a “watch list.” Securities issued by companies about which a limited number of Supervised Persons possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only to the Firm’s CCO and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

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PERSONAL SECURITIES TRANSACTIONS

General Policy
Aristos Capital Management has adopted the following principles governing personal investment activities by Aristos’s Supervised Persons:

A)	The interests of client accounts will at all times be placed first;

B)	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C)	Access Persons must not take inappropriate advantage of their positions.

Personal Security Transactions

No person shall knowingly take advantage of a corporate opportunity of the Firm or Client for personal benefit, or take action inconsistent with such person’s obligations to the Firm or Clients. All personal securities transactions must be consistent with this Code of Ethics and must avoid any actual or potential conflict of interest or any abuse of any person’s position of trust and responsibility. The following rules apply to all accounts in which a person has a beneficial interest:

(a) All Persons:

(1) No person shall purchase or sell any security which such person knows that the Firm either is purchasing or selling, or is considering for purchase or sale, for one or more Clients.

(2)

No person shall knowingly purchase or sell a security during any period when there is an open order for the purchase or sale of that security by a Client and, subject to sub-paragraph (f) below, for seven days after such order has been executed or cancelled.

(3) No person shall purchase any securities in an initial public offering.

(b)

Portfolio Managers: In addition to (a) above, no portfolio manager may buy or sell a security within seven days before or after, subject to sub-paragraph (f) below, a portfolio that he or she manages trades in the security, with the exception of the S&P 500 futures or options or other index futures and options when there are no purchases or sales orders for Clients entered or intended to be entered on any trading day.

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(c)

Related Instruments: When anything in this paragraph 8 prohibits the purchase or sale of a security, it also prohibits the purchase or sale of any related securities, such as puts, calls, other options or rights in such securities.

(d)	Disgorgement:

Any person who trades in violation of this paragraph 8 must unwind the trade or disgorge the profits.

(e)	Exceptions:

(1)

Under unusual circumstances, such as a personal financial emergency, employee stock ownership plans, stock option plans and certain personal trusts, or when it is clear that no conflict of interest or other breach of duty is involved, application for an exception may be made to the CCO of the Adviser which application may be granted or denied. To request consideration of an exception, submit a written request containing the details of your circumstances, reasons for the exception and the exception requested. The request should be sent to the CCO of the Adviser.

(2)

The clearance and reporting provisions of this chapter shall not apply to transactions by or for any Client; ownership by the Firm or an Affiliate of the Firm of a qualifying interest in a Client (such as shares of a Fund) shall not disqualify the Client from this exception.

(f)

A person who wishes to purchase or sell a security that the Firm is purchasing or selling for a Client, and who is prohibited from executing such transaction by this Section, may request pre-clearance to execute such transaction once the portfolio manager responsible for the Client transactions confirms to the CCO by a time stamped writing, that all transactions in the subject security have been completed for all Clients, and a transaction may be effected pursuant to this procedure notwithstanding the fact that a Client transaction has occurred within the preceding seven day period.

(1)     For the purposes of approving transactions pursuant to this paragraph (f), the CCO may deem all transactions in a security for Clients to be completed if the only factor which may result in further transactions in such security will be the unanticipated addition of funds to, or removal of funds from, a Client account.

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(2)     For the purpose of approving a transaction pursuant to this paragraph (f), a receipt of funds will not be deemed to be “anticipated” merely because the Firm is aware in general terms of the fact that additional subscriptions to an investment company or deposits to a client account occur on a continuing basis, so long as the CCO reviews the terms of each transaction effected pursuant to a waiver granted under this paragraph (f) and confirms that:

(i)     the transaction for which relief is requested is proposed to be effected for the purpose of causing the holdings of the affiliated person to conform more closely to the “model portfolio” used to manage that account and other Client accounts seeking comparable results, and

(ii) the value of the transaction authorized by the waiver is de minimus relative to the market capitalization and trading volume of the security for which the waiver is requested.

(g)

When an employee places a personal securities transaction in shares of an open-end investment company, the employee shall not knowingly request, direct, or authorize the transaction to be placed or executed at any price that is not consistent with the laws and regulations governing pricing of such transactions. An employee shall not place any transaction intended to benefit from short-term trading of any open-end investment company security if such transaction is not consistent with the publicly disclosed policies and practices announced by that investment company, and shall never engage in such a practice in any fund with which the Firm is affiliated.

Procedures

Each person must follow these procedures for all securities or accounts in which he or she has a beneficial interest:

(a) Preclearance:

(1)

Each person shall pre-clear trades in common and preferred stocks, convertible securities, bonds, notes, bills, debentures, puts, calls, index securities, securities based futures contracts, open-end and closed-end funds.

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(2)

Each person who wishes to purchase or sell a security must verify with a Portfolio Manager that the trade is not prohibited. If the trade is not prohibited, such preclearance is valid only for that day. If the trade is prohibited, such person may make subsequent inquiries to determine when the trade is no longer prohibited. Even if a trade is pre-cleared, it is still a person’s responsibility to ensure that such person’s trading activity is in compliance with this Code of Ethics and all securities laws.

(3)

The placement of a limit order (a request that your broker buy or sell at a given price) must be done in conformity with the above pre-clearance procedures. Once a limit order has been cleared for execution, it must be entered on that day. Once a limit order trade has been placed, you may remove or cancel the limit order only after determining through the pre-clearance procedure that the placement of an order for the subject security would be otherwise permissible on that day. The ministerial execution of an approved limit order is deemed to be a non-volitional transaction under this section.

(b) Reports - All Persons:

(1)

Securities positions: Each person shall report to the CCO of the Firm all purchases or sales of any security in which such person has, or by virtue of such transaction acquires, any beneficial interest.

(2)

Form of Report: All such reports shall be in writing, shall be made within ten days after the close of the quarter in which such purchase or sale was effected, and shall set forth the title of the security, the date and nature of the transaction, the number or amount of securities involved, the purchase or sale price, the broker/dealer or bank through whom the transaction was effected and. the extent of such person’s interest in the transaction.

(2)

Broker confirms and statements: Each person should provide to the CCO of the Firm all securities or commodities brokerage accounts in which that person has a beneficial interest. Before opening a brokerage account, each person should submit a completed Securities and Commodities Brokerage Account Report to the CCO of the adviser and should receive a letter approving the opening of the account. Each person should cause to be provided

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on a timely basis duplicate confirmations of all trades referred to in this section and copies of periodic statements for all securities accounts in which that person has a beneficial interest. Such Securities and Commodities Brokerage Account Reports, duplicate confirmations and periodic statements should be directed to the CCO of the Firm.

(c) Reports - Investment Department Personnel and Access Persons:

All investment department personnel and access persons also should disclose in writing to the CCO of the Firm all personal securities holdings upon commencement of employment and thereafter on an annual basis. Such annual holdings report should be made no later than thirty (30) days after the end of each calendar year and should be of a date not more than thirty (30) days before the report is submitted.

(d) Exceptions:

This section shall not apply to (i) non-volitional purchases and sales, such as dividend reinvestment programs, ministerial execution of approved limit orders, or “calls” or redemptions of securities, or (ii) transactions involving U.S. Government securities, bankers’ acceptances, bank certificates of deposit, or commercial paper.

Initial Public Offerings
No Access Person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her personal account.

Limitations on Private or Limited Offerings
No access person shall acquire beneficial ownership of any securities in a limited offering or private placement.

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Code of Ethics April 2009

GIFTS AND ENTERTAINMENT

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Aristos has adopted the policies set forth below to guide access persons in this area.

General Policy
Aristos’s policy with respect to gifts and entertainment is as follows:

(i) Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
(ii)

Access Persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving Aristos, or that others might reasonably believe would influence those decisions;

(iii)

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

(iv) Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Specific Policy

Employees may give or accept gifts to or from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense for another), so long as the expense is reasonable, both you and the giver are present, and the events are not excessively frequent. The acceptance or giving of tickets to any event where the giver does not attend is considered a gift subject to the $100 limit rather than a business meal or other entertainment event. Examples of events considered to be an unreasonable expense would be World Series or Super Bowl tickets, and vacation trips. You may never accept or give cash or a cash equivalent (e.g., gift cards, gift certificates) or preferential discounts on services or products. Any gifts exceeding $100 received by an employee should be forwarded to the CCO. Exceptions to the gift limit may be made by the CCO. Employees may request exceptions for personal circumstances in which the Employee has a personal relationship with a third party, such as providing personal gifts as wedding gifts, or gifts for the birth of a child. Employees are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund without the express prior approval of the CCO.

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Reporting Requirements

All gifts, business meals, sporting events and other entertainment events must be reported to the CCO either in writing or via email if the value is reasonably judged to exceed $100. Reporting must include the name(s) of the giver or attendee(s), the date, the organization of the giver or attendee, a description of the gift or event, and the value or estimated value of the gift or event.

This gift reporting requirement is for the purpose of helping Aristos monitor the activities of its employees. However, the reporting of a gift does not relieve any Access Person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please discuss it with the Firm’s CCO.

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PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

Confidential Information

In the course of investment advisory activities of Aristos Capital Management, the firm may gain access to nonpublic information about its Clients. Such information may include a person’s status as a Client, personal financial and account information, the allocation of assets, the composition of investments in any Clients’ portfolio, information relating to services performed for or transactions entered into on behalf of Clients, advice provided by Aristos to Clients, and data or analyses derived from such non-public personal information (collectively referred to as ‘Confidential Client Information’). All Confidential Client Information, whether relating to Aristos current or former clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding Aristos clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm’s policy and the client’s direction. Aristos does not share Confidential Client Information with any third parties, except in the following circumstances:

(i)

As necessary to provide service that the client requested or authorized, or to maintain and service the client’s account. Aristos will require that any financial intermediary, agent or other service provider utilized by Aristos (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Aristos only for the performance of the specific service requested by Aristos;

(ii)

As required by regulatory authorities or law enforcement officials who have jurisdiction over Aristos, or as otherwise required by any applicable law. In the event Aristos is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Aristos shall disclose only such information, and only in such detail, as is legally required;

(iv) To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities
All Access Persons are prohibited, either during or after the termination of their employment with Aristos, from disclosing Confidential Client Information to any

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person or entity outside the firm, including family members, except under the circumstances described above. An Access Person is permitted to disclose Confidential Client Information only to such other Access Persons who need to have access to such information to deliver the Aristos’s services to the client. Access Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Aristos, must return all such documents to Aristos. Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information
Aristos enforces the following policies and procedures to protect the security of Confidential Client Information:

(i) The Firm restricts access to Confidential Client Information to those access persons who need to know such information to provide Aristos’s services to clients;
(ii)

Any Access Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

(iii) All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;
(iv)

Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Access Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

Aristos and its Employees including Supervised Persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the ‘nonpublic personal information’ of natural person clients. “Nonpublic information” under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P Aristos has adopted policies and procedures to safeguard the information of natural person clients.

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Enforcement and Review of Confidentiality and Privacy Policies
The Firm’s CCO is responsible for reviewing, maintaining and enforcing Aristos’s confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exceptions to this policy will require the written approval of the Firm’s CCO.

Service as a Director
No Access Person shall serve on the board of directors of any publicly traded company without prior authorization by the CCO based upon a determination that such board service would be inconsistent with the interest of Aristos’s clients. Where board service is approved Aristos shall implement the appropriate procedure to isolate such person from making decisions relating to the company’s securities.

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COMPLIANCE PROCEDURES

Reporting Requirements
Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the Firm’s CCO which must contain the information described below.

Initial Holdings Report
Every Access Person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

(i)

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the access person had any direct or indirect beneficial interest ownership when the person becomes an access person;

(ii)

The name of any broker, dealer or bank, account name, number and location with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

(iii)	The date that the report is submitted by the access person. The information submitted must be current as of a date no more than forty-five (45) days before the person became an access person.

Annual Holdings Report
Every Access Person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Quarterly Transaction Reports
Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

(i)	With respect to any transaction during the quarter in a reportable security in which the access persons had any direct or indirect beneficial ownership:

a.

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

	b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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c.	The price of the reportable security at which the transaction was effected;
d.	The name of the broker, dealer or bank with or through whom the transaction was effected; and
e.	The date the report is submitted by the access person.

Exempt Transactions
An access person need not submit a report with respect to:

(i)	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
(ii)	Transactions effected pursuant to an automatic investment plan;
(iii)

A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Aristos Capital Management holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

(iv)	Any transaction or holding report if Aristos Capital Management has only one access person, so long as the firm maintains records of the information otherwise required to be reported.

Monitoring and Review of Personal Securities Transactions
The Firm’s CCO will monitor and review all reports required under the Code for compliance with Aristos policies regarding personal securities transactions and applicable SEC rules and regulations. The Firm’s CCO may also initiate inquiries of access persons regarding personal securities trading.

Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed Aristos. Any transactions for any accounts of the CCO will be reviewed and approved by the Managers. The Firm’s CCO shall at least annually identify all access persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

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Code of Ethics April 2009

CERTIFICATION

Initial Certification
All supervised persons will be provided with a copy of the Code and must initially certify in writing to the CCO that they have:

(i)	received a copy of the Code;
(ii)	read and understand all provisions of the Code;
(iii)	agreed to abide by the Code; and
(iv)	reported all account holdings as required by the Code.

Acknowledgement of Amendments
All supervised persons shall receive any amendments to the Code and must certify to the CCO in writing that they have:

(i)	received a copy of the amendment;
(ii)	read and understood the amendment;
(iii)	and agreed to abide by the Code as amended.

Annual Certification
All supervised persons must annually certify in writing to the CCO that they have:

(i)	read and understood all provisions of the Code;
(ii)	complied with all requirements of the Code; and
(iii)	submitted all holdings and transaction reports as required by the Code.

Further Information
Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Records
The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

(i)	A copy of any code of ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
(ii)	A record of any violation of Aristos’s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
(iii)

A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, an access person which shall be retained for five years after the individual ceases to be an access person of Aristos;

Aristos Capital Management, LLC
Code of Ethics April 2009

(iv)	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
(v)	A list of all persons who are, or within the preceding five years have been, access persons;
(vi)

A record of any decision and reasons supporting such decision to approve an access persons’ acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions
All Supervised Persons shall promptly report to the CCO all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code. The CCO shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

The CCO and Managers shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

Exhibit (p)(6)

INTRODUCTION

          This Statement of Policies and Procedures (this “Statement”) addresses the responsibilities of the Employees of Primary Funds, LLC concerning applicable regulatory, compliance and operational issues. The Statement does not attempt to describe every requirement relating to these activities, but summarizes some of those issues and establishes general policies and procedures that apply to all Employees.

          The Firm and its Employees have a fiduciary duty to the Firm’s clients and are required to maintain the highest ethical standards and to comply with all applicable federal and state securities laws. Employees must report any violations of this Statement promptly to the CCO.

          If you violate any provision contained in this Statement, you may be subject to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation also constitutes a violation of law. Furthermore, the Firm may initiate or cooperate in civil or criminal proceedings against any Employee relating to or arising from any such violation.

          This Introduction and Parts I, II and III of this Statement (“Personal Securities Transactions,” “Code of Employee Conduct” and “Insider Trading”) constitute the Firm’s code of ethics pursuant to Rule 204A-1 under the Advisers Act.

          The Firm and its Employees shall be required to follow this Statement as of the date it first becomes effective. For example, any provision in Part VII (Recordkeeping Requirements) that requires the Firm to maintain specific records generated prior to the Statement’s original effective date shall only apply with respect to those records generated after the Statement’s effective date.

          A.          General Procedures. The Firm will provide each Employee with a copy of this Statement and any amendments. When each Employee receives this Statement, he or she must sign a Certificate of Receipt, in the form attached as Exhibit A. The Certificate acknowledges that the Employee has received and understands this Statement (as amended) and includes the Employee’s agreement to comply with it. At the same time, each new Employee also must complete an Employee Questionnaire in the form attached as Exhibit E. Thereafter, each Employee immediately must notify the CCO if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect.

          No later than 10 days after becoming an Employee or receiving this Statement (if the Employee has not received a previous version of the Statement), such Employee must disclose on a Holdings Report in the form attached as Exhibit B, all of his or her, and his or her Family Members’, Proprietary Accounts and list all securities in which the Employee or any of his or her Family Members has any Beneficial Ownership. The Employee must also obtain, on a Personal Trading Request, in the form attached as Exhibit D, prior approval of all personal securities transactions from the CCO.

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          Quarterly, each Employee must sign a Certificate of Compliance, in the form attached as Exhibit C, certifying that he or she has complied in all respects with this Statement and updating any information that is not current or complete.

          B.          Chief Compliance Officer. Employees who have questions about this Statement should contact Christopher J. Moshy (or his designated substitute or successor) (the “CCO”). The CCO is competent and knowledgeable regarding the Advisers Act and has full responsibility and authority to enforce and further develop this Statement.

          C.          Mandatory Reporting of Violations. Employees must report promptly any violation of this Statement to the CCO. Reports may be anonymous. Neither the Firm nor any Employee may retaliate against anyone who makes such a report. Any such retaliation is grounds for discipline or sanction, including immediate dismissal.

          D.          Annual Review. The Firm’s managers, its executive officers and the CCO review this Statement annually to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in the Firm’s or its affiliates’ activities and any changes in the Advisers Act or applicable regulations. The Firm may conduct interim reviews to respond to significant compliance events, changes in business arrangements and regulatory developments.

          E.          Definitions. To make it easier to review and understand these policies and procedures, some terms are defined below:

          “Advisers Act” means the Investment Advisers Act of 1940, as amended.

          “Beneficial Ownership” of a security by a person means the person:

          1.          Directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (a) any pecuniary, financial or other interest in that security, (b) voting power, which includes the power to vote, or to direct the voting of, that security, or (c) investment power, which includes the power to dispose, or to direct the disposition, of that security; or

          2.          Provides any investment advice regarding that security; or

          3.          Has the right to acquire that security within sixty days, through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (d) the automatic termination of a trust, discretionary account or similar arrangement, or (e) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

          “Client Account” means any client or Investment Fund as to which or for whom the Firm provides investment advisory services. Consistent with this definition, “Client Account” includes a proprietary investment or trading account maintained by the Firm or its Employees or

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their Family Members if the Firm acts as the investment adviser to that account. If the Firm does not act as such, then that account is a Proprietary Account.

          “CCO” means Christopher J. Moshy (or his designated substitute or successor).

          “Employee” means each person who is an employee, officer or manager of the Firm, and any other person whom the CCO notifies will be subject to this Statement (including, for example, the Firm’s independent service providers (such as information technology personnel or other frequent service providers with access to the Firm’s trading and client information)).

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Family Members” of an Employee, means his or her spouse, minor children and any relative or other person living with him or her and any other person to whom he or she contributes support.

          “Firm” means Primary Funds, LLC and each of its affiliates that is engaged in the business of providing investment advisory services or serving as the general partner or manager of an Investment Fund.

          “FCM” means futures commission merchant.

          “ICA” means the Investment Company Act of 1940, as amended.

          “Insider” means (except for purposes of Part III (Insider Trading), any person who directly or indirectly has Beneficial Ownership of more than 10% of any class of equity securities registered under the Exchange Act, or who is an officer or director of an issuer with a class so registered. “Insider” for purposes of Part III is defined therein.

          “Investment Fund” means any U.S. or non-U.S. investment fund or pool of which the Firm or one of its affiliates serves as investment adviser, general partner or both (including any such investment fund or pool in which the only investors are the Firm, any affiliate of the Firm or any Employee), including The Primary Fund, L.P., a Delaware limited partnership.

          “Investor” means an investor in an Investment Fund.

          “IPO” means initial public offering.

          “Lead Analyst” is the individual employed by Primary Funds, LLC who has primary responsibility for research and investment opinion on an investment held in an Investment Fund.

          “Proprietary Account” means (1) a securities investment or trading account held in the name of an Employee or any of his or her Family Members, or of which that Employee or any of his or her Family Members has Beneficial Ownership, or (2) a proprietary investment or trading account maintained for the Firm or its Employees, except that the term “Proprietary Account” does not include any such account to which the Firm serves as investment adviser.

          “SEC” means the U.S. Securities and Exchange Commission.

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          “Securities Act” means the Securities Act of 1933, as amended.

          “Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering.

          “Statement” means this Statement of Policies and Procedures.

          “U.S.” means the United States of America.

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Part I.

PERSONAL SECURITIES TRANSACTIONS

A.	Personal Trading Accounts and Reports.

                    1.          No later than 10 days after becoming an Employee or receiving this Statement (if the Employee has not received a previous version of the Statement), such Employee must identify to the CCO all of the Employee’s and the Employee’s Family Members’ Proprietary Accounts and must provide to the Firm a Holdings Report disclosing the title, type, number of shares or principal amount (as applicable), and the exchange ticker symbol or CUSIP number (as applicable) of each security in which the Employee or any of the Employee’s Family Members has Beneficial Ownership, whether or not in a Proprietary Account. The form of Holdings Report is attached as Exhibit B. This obligation may also be satisfied for each Proprietary Account by attaching brokerage statements of that account current as of forty-five days prior to the date the person became an Employee. The Holdings Report need not disclose shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm (but disclosure of closed-end funds and exchange-traded funds is required), securities issued by the government of the U.S., money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds.

                    2.          Each Employee must advise the CCO and receive authorization before opening any new Proprietary Account.

                    3.          Each Employee must arrange for duplicate copies of all trade confirmations and brokerage statements relating to each of his or her Proprietary Accounts to be sent promptly and directly by the brokerage firm or other financial institution where the Proprietary Account is maintained to the Firm, to the attention of the CCO. In the alternative, Employees may close all Proprietary Accounts and trade only through a Proprietary Account at the Firm’s primary broker if the Employee authorizes the primary broker to provide such information to the Firm.

                    4.          For each securities trade by an Employee for which a confirmation is not available or that is not carried out through a brokerage account, such as a private securities transaction, the Employee is responsible for promptly providing the CCO with a written statement of the date, security, nature of the transaction, price, parties and brokers or FCMs involved in such trade.

                    5.          Before arranging a personal loan with a broker, FCM, bank or other financial institution that will be collateralized by securities in a Proprietary Account, an Employee or other borrower must obtain the approval of the CCO.

                    6.          No later than thirty days after the end of each calendar quarter, each Employee must certify to the Firm that he or she has complied with this Statement and give the Firm a report disclosing all securities in which the Employee and the Employee’s Family Members have any Beneficial Ownership and complete information regarding each Proprietary

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Account where such securities are held. Alternatively, the Employee may certify that all such information is in the account statements and confirmations provided to the Firm during that quarter and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached as Exhibit C.

B.	Personal Trading Approvals.

          General Rule. No securities transactions for Proprietary Accounts may be effected without the prior written approval of the CCO. This policy applies equally to securities acquired in IPOs and private placements. The CCO must obtain the prior written approval of Timothy F. Madey (the “CCO’s Substitute”) before effecting any transactions in the CCO’s own Proprietary Accounts. The form of Personal Trading Request is attached as Exhibit D. Requests and approvals may be submitted and authorized via e-mail.

          The CCO or the CCO’s Substitute will notify the Employee promptly of approval or denial of clearance to trade. If an Employee receives approval to trade a security (other than an IPO or private placement), he or she must complete that trade on the same business day as that approval. If the trade is not made on that day, the Employee must request approval again.

          If a securities transaction for a Proprietary Account occurs on the same day that the Firm executes a trade for a Client Account (either because of a violation of the same-day trading requirement in the prior paragraph or because the Firm decided to execute a transaction later on the same day that the CCO already had approved a securities transaction for a Proprietary Account), the Firm may require the Employee to cancel the transaction for the Proprietary Account or take other action that it deems appropriate to avoid a violation of its fiduciary duty to its clients.

          Exception to Pre-Approval Requirement for Specific Types of Securities. Prior approval is not required to purchase or sell securities issued by any federal, state or local government of the U.S. or by any non-U.S. government, shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, broad-based exchange traded funds, money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds. The Firm will monitor Employees’ investment activity levels to determine whether more stringent trade restrictions are necessary.

C.	Review of Personal Trading Information.

          The Firm will review all confirmations, statements and other information to monitor compliance with this Statement. The Firm reserves the right to require an Employee to reverse, cancel or freeze, at the Employee’s expense, any transaction or position in a security if the Firm believes such transaction or position might violate this Statement or appears improper. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

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D.	Conflicts of Interest with Client Accounts.

          Employees must conduct their personal trading in a manner that does not conflict with the interests of any Client Account. Although it is not possible to list all potential conflicts of interest, each of the following acts always is prohibited:

                    1.          Knowingly purchasing securities for Proprietary Accounts, directly or indirectly, without making a good faith determination whether those securities are appropriate for investment by a Client Account and, if they are appropriate, without equitably allocating the investment to Client Accounts first, based on such considerations as available capital and current positions, and then to Proprietary Accounts;

                    2.          Knowingly purchasing or selling securities for Proprietary Accounts, directly or indirectly, in a way that adversely affects transactions in Client Accounts;

                    3.          Using knowledge of securities transactions by a Client Account to profit personally, directly or indirectly, by the market effect of such transactions; and

                    4.          Giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a Client Account, except to the extent necessary to effect such transactions or with the approval of the CCO.

E.	Principal Transactions.

          Neither the Firm nor an Employee may engage in principal transactions between a Proprietary Account and a Client Account without first obtaining the prior written approval of the CCO and the written consent of the Client Account.

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Part II.

CODE OF EMPLOYEE CONDUCT

          A.          Outside Activities.

          All outside activities of an Employee that involve a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must be approved in advance by the CCO. Each Employee should notify the CCO immediately if the Employee is such an officer or director when he or she receives this Statement. The CCO may require full details about the outside activity, including the number of hours involved and the compensation that the Employee will receive. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

          B.          Conflicts of Interest.

          It is a violation of an Employee’s duty of loyalty to the Firm for that Employee, without the CCO’s prior consent, to:

                        1.          Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

                        2.          Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account (for example, directing a particular transaction in exchange for any such compensation); but see Part II.H below regarding permissible gifts and entertainment where no such quid pro quo relationship exists; or

                        3.          Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, financial or related business, unless previously disclosed to the CCO pursuant to Part I (Personal Securities Transactions).

          C.          Communications.

          Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems it appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

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          D.          The CAN-SPAM Act of 2003.

          The Firm’s periodic email reports to clients, Investors and potential clients and Investors may be deemed “unsolicited commercial emails.” An unsolicited commercial email is any email message, the primary purpose of which is the commercial advertisement or promotion of a commercial product or service. The following should be included in any such email messages (unless the reports are distributed solely to the Firm’s current clients and Investors and to others who have requested to receive such reports):

This email may be considered an advertisement or solicitation. If you do not want to receive further emails from Primary Funds, LLC, please reply to this email and ask to be removed from our mailing list.

Primary Funds, LLC
300 Drakes Landing Road, Suite 205
Greenbrae, CA 94904
(415) 464-1830

          E.          Protection of Client Assets.

          No Employee shall use client assets for his or her own purpose or benefit. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client assets should immediately (and in any event within three business days) return such assets to the person from whom they came.

          F.          Confidentiality, Proprietary Data and Privacy of Personal Information.

                        1.          Proprietary Data; Confidentiality. Any information regarding advice that the Firm furnishes to Client Accounts, the Firm’s recommendations and analyses and other proprietary data or information about the Firm or Client Accounts (including client and Investor identity and personal information) is strictly confidential and may not be revealed to third parties, except as required for Firm business. Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, will subject the Employee to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions. This confidentiality obligation continues even after the termination of employment.

                        2.          Privacy of Personal Information — Information Security Program. It is the Firm’s policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of financial records and other nonpublic personal information concerning Client Accounts, Investors and potential and former Client Accounts and Investors, including protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information.

                                     a.           The CCO. The Firm has designated the CCO to coordinate its information security program. The CCO is responsible for (i) assessing existing risks to

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nonpublic personal information, (ii) developing ways to manage and control these risks, (iii) monitoring third-party service provider arrangements to ensure information security, and (iv) testing and revising the program in light of relevant changes in technology and threats to Client Account and Investor information.

                                     b.          Identifying Internal and External Risks to Information. The CCO reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of client and Investor information, including risks relating to (i) Employee training, (ii) changes to the Firm’s information systems, including network and software design, information processing, storage, transmission and disposal, and (iii) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The CCO assesses the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The CCO meets periodically with Employees to review and implement the program and is available to answer questions regarding the program.

                                     c.          Information Safeguards.

          Employees may not disclose the identity, affairs or investments, or other personal information, of any Client Account or Investor, potential Client Account or Investor or former Client Account or Investor to anyone outside of the Firm, except as may have been authorized by the holder of the Client Account or Investor or as may be required in servicing the Client Account or Investor (such as disclosure to a brokerage firm at which such Client Account is held) or for the business of the Firm (such as disclosure to the Firm’s auditors and lawyers or as required by law). Employees should direct to the CCO any questions about whether information is confidential or any disclosure is permitted. This confidentiality obligation continues even after the termination of employment.

          To protect the confidentiality of the Firm’s confidential and proprietary information and the confidentiality of existing, former or potential Client Accounts and Investors, Employees should take the following additional security precautions:

1.

Except as required for Firm business, Employees may not print, photocopy, email to a personal account or otherwise duplicate any information that contains confidential and proprietary information or take any such information from the Firm’s offices without the prior consent of the CCO. Any physical information removed from the Firm’s offices or any information printed and kept at home (such as research files) must be returned to the Firm. All copies and originals of such information must be disposed of in a way that keeps the information confidential, such as shredding. (No document may be destroyed if the Firm is required to keep it – as further described in Part VII below.) Employees must keep all paper copies of confidential and proprietary information that are not in use off desk tops, conference tables or any other place where such copies would be visible to persons who are not authorized to have access to such information.

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2.

All computer drives containing confidential and proprietary information must be accessible only by the use of passwords. Employees must take precautionary measures during each day to ensure that confidential and proprietary information on those computers is not visible to persons who are not authorized to have access to such information. At the end of each day and at other times that an Employee leaves his or her terminal for an extended period of time, such Employee must either log off or electronically “lock” his or her computer.

3.

Physical access to any non-electronic confidential and proprietary information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

                                     d.          Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the Firm may provide confidential information to those third parties. If this occurs, the Firm will (i) use reasonable efforts to include in the relevant agreements provisions protecting confidential information to the extent required by law, (ii) take reasonable steps to select and retain service providers that can maintain appropriate safeguards for confidential information and (iii) require those service providers to implement and maintain such safeguards. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the CCO.

          G.           Involvement in Litigation/Contacts with Regulatory Authorities or the Press.

          An Employee should advise the CCO immediately if he or she is contacted by any regulatory authority (including the SEC, FINRA, any securities exchange or any state regulatory authority) or the press or becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest. Employees should refer all inquiries from all regulatory authorities or the press to the CCO.

          H.           Entertainment, Gifts and Favoritism.

                        1.          Receipt by Employees. Employees must receive pre-approval from the CCO before accepting any gift in excess of $100 from a broker or other vendor or person involved in the securities industry. A “gift” for this purpose is anything of value that an Employee receives other than entertainment. “Entertainment” is an event that the Employee attends (such as a meal or a sporting event) at which a broker or other vendor socializes or otherwise interacts with the Employee.

          The following items may be accepted from brokers or vendors without the CCO’s permission as long as the Employee adheres to the following guidelines:

                                     a.          Breakfast or lunch provided at the Firm is permissible as long as a representative of the vendor or broker providing the meal attends.

                                     b.          Flowers or food and/or wine baskets for the Firm generally are permissible.

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                                     c.          Occasional gifts with a face value of $100 or less (for example, a bottle of wine) are permissible.

                                     d.          Reasonable entertainment (for example, a meal, a round of golf or tickets to a sporting event) provided by vendors or brokers on occasion. However, travel expenses offered by the vendor or broker (such as airfare or hotel accommodation) generally are not permitted. If you are uncertain as to the reasonableness of the entertainment, you should discuss the matter in advance with the CCO.

Except in the limited circumstances described above, an Employee should not seek or accept any entertainment, gifts, favors, preferential treatment or valuable consideration of any kind offered from brokers, FCMs or other companies or persons involved in the securities industry. The CCO may pre-approve limited exceptions to this policy.

                        2.          From Employees. An Employee may not offer or give any gift, favor, preferential treatment or other valuable consideration of any kind in connection with the Firm’s business, except for occasional and reasonable gifts and entertainment (if the Employee is present). Employees must report any payment (including each gift and all entertainment) made in connection with the Firm’s business to a labor organization (including any union-affiliated pension plan (a “Taft-Hartley Plan”)) and its officers, agents, shop stewards, employees or other representatives (such as union-appointed trustees). The CCO must track all such payments by the Firm and its Employees to such persons (even if the Firm does not reimburse the Employee for such payments) and report to the Department of Labor aggregate payments to any such person over a calendar year that exceed $250.

          I.          Registration, Licensing and Testing Requirements.

          Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee’s duties and position. These requirements may arise under the Advisers Act, the Commodity Exchange Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, state broker-dealer and investment adviser statutes, rules and regulations adopted by the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Department of Labor and other regulatory authorities.

          J.          Qualification of Solicitors.

          The Firm complies with Advisers Act Rule 206(4)-3 regarding solicitation activities conducted by finders or solicitors on behalf of the Firm.

          K.          Email, Instant Messaging and Internet Chat Rooms/Message Boards Communication.

          Firm Email Accounts. Employees should use the Firm’s email system for all Firm business conducted via email.

          Employees should be aware that all emails that are sent through Firm accounts are the Firm’s property, may be retained indefinitely, are subject to periodic review by the Firm or its

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agents (such as attorneys and compliance consultants), and may be subject to review by the SEC and other regulatory agencies.

          Personal Email Accounts. Employees may use personal email accounts for Firm business only to email files and data from a personal computer to the Firm email account and vice versa. Employees should attempt to conduct personal email communications only through personal email accounts.

          No Instant Messaging. The Firm does not permit Employees to use instant messaging software for Firm business and no instant messaging software may be installed on Firm computers.

          No Postings to Message Boards, Chat Rooms, Blogs, Etc. Employees may not post any messages about the Firm, its investments, its Employees or its Employees’ investments on any internet message board, chat room, blog or similar service.

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Exhibit (p)(6)

Part III.

INSIDER TRADING

          A.          Policy Statement on Insider Trading. The Firm is in the business of obtaining and analyzing information about companies and their securities to give the Firm the basis for profitably trading and recommending investments in securities. Generally, such investigation and analysis help investors to make informed investment decisions, which is one of the goals of the federal securities laws. It is illegal, however, to trade or recommend trades in a security while using or even, in some cases, while merely possessing, material, nonpublic information about that security or its issuer. It is the Firm’s policy to conduct its business in full compliance with the law, and to ensure that its Employees do so.

          This Statement applies to the Firm and all of its Employees. Each Employee should review this Statement carefully. Any questions should be directed to the CCO.

          Although the law concerning insider trading is evolving, it generally prohibits:

•	Trading in securities by an insider while in possession of material, nonpublic information;

•

Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•

Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called “tipping”).

          The Firm forbids any of its Employees from (i) trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information; (ii) communicating material, nonpublic information to others in violation of the law; or (iii) knowingly assisting someone engaged in these activities.

          All information relating to the Firm’s activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential, except as necessary for an Employee to perform his or her duties for the Firm. Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the CCO, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of the Firm’s business.

                        1.          Background.

          The SEC is responsible for enforcing the federal securities laws. State laws generally correspond to the federal laws and impose additional obligations and liabilities. The federal

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Exhibit (p)(6)

statutes that are most frequently the basis for SEC investigations and prosecutions are Exchange Act section 10(b) and SEC Rule 10b-5 thereunder. These are the general antifraud provisions of the federal securities laws. Among other things, Rule 10b-5 prohibits insider trading, which has been given high priority in SEC enforcement efforts.

                        2.          Key Terms and Concepts.

          “Insiders” of a company are generally its officers, directors, employees and controlling shareholders. In addition, persons outside a company who gain inside information in the course of dealings with that company may be considered “temporary insiders” of the company and thus be bound by the same legal restrictions as traditional insiders. For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the company on an ongoing basis or in major corporate transactions are insiders for purposes of insider trading laws. Under this analysis, the Firm and its Employees can become temporary insiders of a company if the Firm advises or performs other services for the company. If you receive material, nonpublic information regarding a company that comes directly or indirectly from any insider (temporary or traditional), do not trade in that company’s securities in your Proprietary Accounts or for any Client Accounts and do not discuss the information with any other person without first consulting the CCO.

          “Tipping” is disclosing material, nonpublic information about a company or its securities to a third party, when such disclosure is not made strictly for corporate purposes. The disclosure may be by an insider of the company, by one who has misappropriated the information from the company in question or from another person or company, or by anyone who received information traceable to an insider or one who has misappropriated the information. Those who disclose the information are called “tippers”; those who receive the information are called “tippees.” If you trade on the basis of tipped information, you may incur criminal and civil liability, even if you receive the information second- or third-hand, or more remotely, if the other requirements for finding liability are present. The same legal standards apply to remote tippees. In addition, if you tip information to others, you may be liable for any profits gained or losses avoided by a tippee, even if you did not trade. If someone tips information to you, do not disclose the information to anyone except as required by this Statement. You and the Firm may be liable if anyone trades on material, nonpublic information received from or through you.

          Trading while in possession of certain nonpublic information is illegal if the information is “material.” Material information is information about a company or its securities of such importance that it has substantial likelihood of altering the “total mix of information” regarding the company. It is information that, if generally known, would affect the market price of the security. Material information can relate to current events or possible future events. When information relates to a possible future event, materiality is determined by balancing the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the company’s activities. The more likely it is that an event will occur, the less significant the event needs to be for the information to be deemed material; the more significant the event, the less likely the probability of its occurrence needs to be for the information to be deemed material. Whether a particular item of information is material may depend on how specific it is, the extent to which it differs from public information, and its reliability in light of its source, its nature, and the circumstances under which it was received.

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Exhibit (p)(6)

          If a transaction in which you are involved becomes the subject of scrutiny by the SEC, the materiality of any inside information will be evaluated with 20/20 hindsight, and the mere fact that someone traded while in possession of the information will contribute to the conclusion that it was material. When in doubt, assume information is material.

          Information that Employees should consider material includes, among other things, information about earnings estimates; changes in previously released earnings estimates; manufacturing problems; changes in control or management; mergers; acquisitions; tender offers; joint ventures; changes in assets; major litigation; liquidity problems; significant new products, discoveries, services or contracts; the cancellation or loss of significant orders, products, services or contracts; change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report; events regarding the issuer’s securities; defaults on senior securities; calls of securities for redemption; repurchase plans; stock splits or changes in dividends; changes to rights of security holders; public or private sales of additional securities; and bankruptcies or receiverships.

          Material information also can relate to events or circumstances affecting the market for a company’s securities. For example, a reporter for the Wall Street Journal was criminally liable for disclosing to others the dates that articles about various companies would be published in The Wall Street Journal and whether those reports would be favorable or not.

          You should refer any questions about whether certain information is material to the CCO.

          “Nonpublic” information is information that has not been disseminated in a manner that makes it available to public investors generally. If information is being disseminated to traders generally by brokers, FCMs and institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from an insider. Information that has been selectively disclosed to a few analysts or investors is not public. Public information is information that has been disclosed in a manner sufficient to ensure that it is available to the investing public, such as by disclosure in a report filed with the SEC or publication in the Dow Jones broad tape, Reuters Economic Services, the Associated Press or United Press International wire services, newspapers of general circulation in New York City, or, if the subject company’s operations or stockholders are geographically localized, in local news media, or the electronic media. When information becomes public, persons who were aware of the information when it was nonpublic must wait to trade until the market absorbs the information. You should refer any questions about whether certain information has become public to the CCO.

          “Misappropriation” is a basis for insider trading liability that is established when trading occurs based on material, nonpublic information that was misappropriated from another person. This theory can and has been used to reach a variety of individuals who are not traditional or temporary insiders. The Wall Street Journal reporter mentioned above was found by the U.S. Supreme Court to have defrauded the Wall Street Journal when he misappropriated information about upcoming articles from the Wall Street Journal and used the information for trading in the securities markets. Similarly, a partner in a law firm was held to use a “deceptive device” in violation of Exchange Act section 10(b) by misappropriating information from his law firm and the law firm’s client, in breach of his fiduciary duty owed to this law firm and the

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Exhibit (p)(6)

client, by trading in securities of a company regarding which the client was preparing a tender offer.

                        3.          Penalties for Insider Trading.

          Penalties for trading on or tipping of material, nonpublic information are severe and may include:

                                     a.           civil injunction;

                                     b.           disgorgement of the profit gained or the loss avoided;

                                     c.           civil penalty of up to three times the profit gained or the loss avoided;

                                     d.           criminal fine of up to $5 million for an individual or $25 million for an entity (in addition to civil penalties based on the profit gained or the loss avoided); or

                                     e.            jail time of up to 20 years.

          A company or any manager or supervisor who fails to take adequate steps to prevent illegal trading on, or tipping of, material, nonpublic information is subject to similar penalties. Persons guilty of insider trading violations, whether through actual trading, tipping, or failing to supervise, are also open to private suits for damages by contemporaneous traders in the market.

          Any SEC investigation, even one that does not result in criminal or civil prosecution, can irreparably damage the Firm’s reputation and an individual’s career. It is essential to avoid even the appearance of impropriety.

          B.          Procedures to Implement the Firm’s Policies against Insider Trading.

          The Firm has established the following procedures to help Employees avoid insider trading, and to help the Firm to prevent, detect and impose sanctions against insider trading. Every Employee must follow these procedures. If you have any questions about the procedures, you should consult the CCO.

                        1.          Identify Material, Nonpublic Information.

          Before trading for yourself or others (including Proprietary Accounts or Client Accounts) in the securities of a company about which you may have received potential inside information, consider the following questions:

                                     a.           Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information affect the market price of the securities if it were generally known? Could this information cause investors to change their trading?

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Exhibit (p)(6)

                                     b.           Is the information nonpublic? To whom has it been provided? Has it been filed with the SEC? Has it been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services or electronic media?

                        2.          Avoid Using or Disclosing Material, Nonpublic Information.

          If you believe that you may possess material, nonpublic information, or if you believe the Firm’s activities may have created material, nonpublic information, you should take the following steps:

                                     a.           Immediately cease all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm, Client Accounts and Proprietary Accounts. In addition, after you receive the information, there should be no trades in securities of the company in question in the accounts of your Family Members or other relatives, business associates, or friends.

                                     b.           Immediately cease recommending any transaction in any of the securities of the company in question to anyone, including Client Accounts, other Employees, Family Members and other relatives, business associates and friends. This includes making any comment about the company that could in any way be interpreted as a recommendation. Do not solicit Client Accounts or potential Client Accounts to buy or sell the securities of the company in question.

                                     c.           Do not discuss the material, nonpublic information with anyone except as required by this Statement. Do not refer to the information in hallways, elevators, stairways, restaurants, taxis or any other place where you may be overheard.

                                     d.           Immediately inform the CCO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

                        3.          Restrict Access to Material, Nonpublic Information.

          If appropriate, the Firm may adopt some or all of the following procedures while anyone in the Firm possesses material, nonpublic information. The Firm may use additional measures to address specific situations.

                                     a.           Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within the office, keeping them off desk tops and conference tables when not in use, shredding them on disposal, and other measures to protect them from being read accidentally by anyone without a lawful need to know the information.

                                     b.           Restrictions on physical access to areas of the Firm where material, nonpublic information may be discussed or stored, including locking file cabinets and doors and a system of visitor passes or other restrictions for non-Employees.

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Exhibit (p)(6)

                                     c.          Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained.

                                     d.          Trading restrictions, including temporary Firm-wide bans on trading in the securities to which the material, nonpublic information relates or management review of all Employee trades in certain securities.

                        4.          Contacts with Third Parties.

          Employees should direct requests for information from third parties such as the press and analysts to the CCO.

          C.          Employee or Family Member Serving as Director, Officer or Consultant.

          From time to time, an Employee may serve as a director of a company in which the Firm has a securities position, to monitor, preserve, protect or enhance the value of the position for the benefit of Client Accounts or for other similar purposes. In addition, from time to time, Family Members of Employees may serve as directors, officers or consultants for companies in which the Firm has a securities position. During these periods, the Firm may take additional precautions to prevent inadvertent violations of this Statement and to avoid the appearance of impropriety.

                        1.          Notice.

          An Employee must inform the Firm immediately if the Employee or any of his or her Family Members serves or is about to serve as a director, officer or consultant of a company that issues securities that may be purchased by the Firm’s clients.

                        2.          Restrictions on Trading Without Advance Approval or During Black-Out Periods.

          When an Employee or a Family Member of an Employee serves as a director, officer or consultant of a company, the following procedures apply:

                                     a.          No Employee or Family Member of that Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account without the prior consent of the CCO.

                                     b.          No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account during any “black-out” period or similar period of trading restrictions established by the subject company and applicable to its directors, officers or consultants.

          D.          Client or Investor Serving as Director, Officer or Consultant.

          If the Firm becomes aware that a client or an Investor serves as a director, officer or a consultant for companies in which the Firm or an Employee has a securities position, the Firm

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Exhibit (p)(6)

may take additional precautions to insure that inadvertent violations do not occur and to avoid the appearance of impropriety.

                        1.          Notice.

          An Employee must inform the Firm immediately if (a) the Employee becomes aware that any client or Investor of the Firm serves or is about to serve as a director, officer or consultant to any company that issues securities that are publicly traded or (b) the Employee obtains any material, nonpublic information from such a client or Investor.

                        2.          Restrictions on Trading Without Advance Approval or During Blackout Periods.

          When a client or Investor of the Firm serves as a director, officer or consultant of a company, the Firm may require procedures such as those set forth above regarding advance approval in “blackout” periods for trading in securities of the company for which the client or Investor serves as a director, officer or consultant.

          E.          Supervisory Procedures.

          The Firm’s supervisory procedures have two objectives: preventing and detecting insider trading.

                        1.          Preventing Insider Trading.

          To prevent insider trading, the Firm is taking steps, such as adopting and implementing this Statement, to familiarize Employees with the nature of insider trading and with the Firm’s policies and procedures relating to insider trading. The Firm also reviews this Statement on a regular basis and updates it as necessary. The Firm has designated the CCO as the person responsible for answering questions about material, nonpublic information and insider trading and tipping. The Firm will help Employees to determine whether information is material and nonpublic.

          If the Firm determines that an Employee has material, nonpublic information, the Firm will take the measures described above to prevent dissemination of such information and restrict trading in the securities to which the information relates and access to the information. Finally, the Firm will advise Employees when and if it is permissible to trade in such securities. Generally, a reasonable period must pass for the marketplace to have an opportunity to evaluate and respond to the information before trading will be permitted.

                        2.          Detecting Insider Trading.

          To detect insider trading, the Firm has adopted the policies and procedures relating to personal securities transactions by the Firm’s Employees and Family Members set forth in Part I. Employees should direct any questions about these policies and procedures or how they apply in particular situations to the CCO.

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Exhibit (p)(6)

EXHIBIT A

CERTIFICATE OF RECEIPT

STATEMENT OF POLICIES AND PROCEDURES

          I hereby certify that I have received and read the Statement of Policies and Procedures of Primary Funds, LLC. I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation of such policies and procedures. I understand that such Statement is applicable to me. I agree to comply in all respects with such Statement.

Signed:

Print Name:

Date:

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Statement of Policies and Procedures - Page 21

EXHIBIT B

SECURITIES ACCOUNT DISCLOSURE FORM AND HOLDINGS REPORT

Primary Funds, LLC
300 Drakes Landing Road, Suite 205
Greenbrae, CA 94904

Attention:          Christopher J. Moshy

Ladies and Gentlemen:

          Attached are complete and accurate lists of (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, relatives or other persons living with me and any other persons to whom I contribute support, or in which any such person has Beneficial Ownership1 and (2) the title, type, number of shares or principal amount (as applicable), and exchange ticker symbol or CUSIP number (as applicable) of each security in which I have, or my spouse, any of my minor children, any relative or relatives or other persons living with me and any other person to whom I contribute support has, any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities.2

          I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the “Statement”) of Primary Funds, LLC (the “Firm”). I agree to notify the Firm and obtain its consent before opening any new account that is within the description above. I agree to furnish (or arrange for all brokerage firms or other financial institutions identified on the attachment to furnish) the Firm with copies of periodic brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

          This information is correct and complete as of ___________, 20__.

Signed:

Print Name:

Date:

[1] “Beneficial Ownership” of a security is defined in section E of the Introduction of the Firm’s Statement of Policies and Procedures in effect on the date hereof.

[2] “Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering (other than shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, securities issued by the government of the U.S., money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds).

LIST OF SECURITIES AND COMMODITIES ACCOUNTS

AS OF _____________, 20__

FOR

[Name of Employee]

Registered in the Name of:	Financial/Brokerage Institution	Account Number

If none, initial here: _____________.

HOLDINGS REPORT

FOR

[Name of Employee]

AS OF

[Date]

Title of Security	Type (e.g., common, preferred, note, bond)	Number of Shares or Principal Amount	Exchange Ticker Symbol or CUSIP	Financial/Brokerage Institution Where Securities Are Held	Account Name and Number

EXHIBIT C

CERTIFICATE OF COMPLIANCE

          I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of Primary Funds, LLC (the “Firm”), or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

          In particular, I have disclosed to the Firm the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I have, or my spouse, any of my minor children, any relative or relatives or other persons living with me and any other person to whom I contribute support has, any Beneficial Ownership3, over which any of such persons exercises control or provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities,4 and I have disclosed to the Firm all transactions in such accounts through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

Signed:

Print Name:

Date:

[3] “Beneficial Ownership” of a security is defined in section E of the Introduction of the Firm’s Statement of Policies and Procedures in effect on the date hereof.

[4] “Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering (other than shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, securities issued by the government of the U.S., money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds).

EXHIBIT D

PERSONAL TRADING REQUEST

Name: ___________________________________________________________________
Date of Request: ________________________

Details of Proposed Transaction:

____	Currently Held in Client Accounts	Yes/No

____	Circle Purchase or Sale	Purchase/Sale

____	Date of Transaction	____________________________

____	Indicate Name of Issuer and Symbol	____________________________

____	Type of Security (e.g., Note, Common Stock, Preferred Stock)	____________________________

____	Quantity of Shares or Units	____________________________

____	Price per Share/Unit	____________________________

____	Approximate Dollar Amount	____________________________

____	Account for which Transaction Will Be Made	____________________________

____	Name of Broker	____________________________

_________

You may execute the proposed transaction described above no later than the response date below (or, in the case of an investment in a private placement, no later than two weeks from the response date below).

_________	You may not execute the proposed transaction.

Reason for Decision/Investment Thesis [required for decision on all requests]

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

Reason Proposed Transaction is not Appropriate for Client Accounts:

____________________________________________________________________

____________________________________________________________________

____________________________________________
Authorized Signature

Date of Response: ________________

EXHIBIT E

PRIMARY FUNDS, LLC

EMPLOYEE QUESTIONNAIRE

Name of Employee: ___________________________________________

Signature of Employee: ________________________________________

Date of Completion of Questionnaire: ______________________

          Employee agrees immediately to notify the CCO at Primary Funds, LLC if any of foregoing information becomes inaccurate in any respect while Employee is employed by Primary Funds, LLC. Italicized terms are defined at the end of this Questionnaire. One event may result in “yes” answers to more than one of the questions below.

			Yes	No
A.	(1)	Have you ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐
	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐

B.	(1)	Have you ever:
(a)

been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

			☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐
	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in B(1)(a)?	☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐

C.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its regulations or statutes?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐

D.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:
	(1)	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐	☐
	(2)	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐	☐

E.	Has any self-regulatory organization or commodities exchange ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐	☐

				Yes	No

	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?		☐	☐
	(4)	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?		☐	☐

F.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?			☐	☐

G.	Have you been notified that you are now the subject of any:
	(1)	regulatory complaint or proceeding that could result in a “yes” answer to any part of C, D or E?		☐	☐
	(2)	investigation that could result in a “yes” answer to any part of A, B, C, D or E?		☐	☐

H.	(1)	Has any domestic or foreign court ever:
		(a)	enjoined you in connection with any investment-related activity?	☐	☐
		(b)	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐	☐
		(c)	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐
	(2)	Are you named in any pending civil action or other civil proceeding that could result in a “yes” answer to any part of H(1)?		☐	☐

I.	(1)

Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

		(a)	is still pending, or;	☐	☐
		(b)	resulted in an arbitration award or civil judgment against you, regardless of amount, or;	☐	☐
		(c)	was settled for an amount of $10,000 or more?	☐	☐
(2)

Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

				☐	☐
	(3)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint, not otherwise reported under question I(1) or I(2) above, which:
(a)

alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

				☐	☐
		(b)	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐	☐
	(4)	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:
		(a)	any investment or an investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐
	(5)	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?
		(a)	an investment or investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐

J.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
	(1)	violating investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐
	(2)	fraud or the wrongful taking of property?		☐	☐
	(3)	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐

K.	Within the past 10 years:
	(1)	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		☐	☐
(2)

based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

				☐	☐

		Yes	No

(3)

based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

		☐	☐

L.	Has a bonding company ever denied, paid out on, or revoked a bond for you?	☐	☐

M.	Do you have any unsatisfied judgments or liens against you?	☐	☐

DEFINITIONS
CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the “Wells” notice has been given; (c) FINRA investigations after the “Wells” notice has been given or after a person associated with a member, as defined in FINRA Bylaws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank or savings association).

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.
JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated “minor” for these purposes.

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION (“SRO”) means any national securities or commodities exchange, any national securities association (e.g., FINRA) or any registered clearing agency.

Exhibit (p)(6)

CODE OF ETHICS (CENTAUR)

Fiduciary Duty – Statement of Policy

The Firm is a fiduciary of its Clients and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever the Firm is in a situation involving a conflict or potential conflict of interest. The Firm and all Employees must affirmatively exercise authority and responsibility for the benefit of Clients and may not participate in any activities that may conflict with the interests of Clients. In addition, we must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Clients. Accordingly, at all times, we must conduct our business with the following precepts in mind:

1.

Place the interests of Clients first. We may not cause a Client to take action, or not to take action, for our personal benefit rather than the benefit of the Client. For example, causing a Client to purchase a security owned by an Employee for the purpose of increasing the price of that security would be a violation of this Code. Similarly, an Employee investing for himself in a security of limited availability that was appropriate for a Client without first considering that investment for such Client may violate this Code.

2.

Avoid taking inappropriate advantage of our position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Firm could call into question the exercise of our independent judgment. Accordingly, we may accept such items only in accordance with the limitations in this Code.

3.

Conduct all personal securities transactions in compliance with this Code of Ethics. This includes all pre-clearance and reporting requirements and procedures regarding inside information and personal and proprietary trades. While the Firm encourages Employees and their families to develop personal investment programs, you must not take any action that could result in even the appearance of impropriety.

4.

Keep information confidential. Information concerning Client transactions or holdings may be material non-public information and Employees may not use knowledge of any such information to profit from the market effect of those transactions.

5.

Comply with the federal securities law and all other laws and regulations applicable to the Firm’s business. Make it your business to know what is required of the Firm as an investment adviser, and you as an Employee of the Firm, integrate compliance into the performance of all duties.

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Exhibit (p)(6)

6.

Seek advice when in doubt about the propriety of any action or situation. Any questions concerning this Code of Ethics should be addressed to the CCO who is encouraged to consult with outside counsel, outside auditors, or other professionals, as necessary.

The Policies and Procedures in this Manual implement these general fiduciary principles in the context of specific situations.

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Client Opportunities

Law and Policy

No Employee may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of Firm behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Accordingly, an Employee may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This principle applies primarily to the acquisition of securities of limited availability for an Employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an Employee’s account prior to selling a position from the account of a Client.

An Employee may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Firm proprietary accounts or to Employee accounts.

Subject to applicable policies and procedures set forth under this Compliance Manual, an eligible employees may invest in the Firm’s affiliated pooled investment vehicles at its sole discretion.

Insider Trading

Law and Policy

In the course of business, the Firm and its Employees may have access to various types of material non-public information about issuers, securities, or the potential effects of the Firm’s own investment and trading on the market for securities. The Firm forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” The Firm’s insider trading prohibitions apply to all Employees and extend to activities within and outside their duties as traders, officers, directors or employees, of the Firm.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

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While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(a)	trading by an insider, while in possession of material non-public information;
(b)

trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

(c)	communicating material non-public information to others;
(d)	trading ahead of research reports prepared and/or used by the Firm; or
(e)	trading while in possession of material non-public information about the Firm’s trading.

Concerns about the misuse of material non-public information may arise in two ways:

First, the Firm may come into possession of material non-public information about another company, such as an issuer in which it is investing for Clients or in which its own personnel might be investing for their own accounts. As further set forth below, if it is determined that the Firm has material non-public information about an issuer, all investments in that issuer on behalf of Clients and by Firm personnel will be prohibited.

Second, the Firm as an investment adviser, has material non-public information in relation to its own business. The SEC has stated that the term “material nonpublic information” may include information about an investment Firm’s securities recommendations, Client securities holding and transactions. It is the policy of the Firm that all such information is to be kept in strict confidence by those who receive it, and such information may be divulged only within the Firm and to those who have a need for it in connection with the performance of services to Clients. Despite this blanket prohibition, some trades in securities in which the Firm has also invested for Clients may be permitted because the fact that the Firm has made such investments may not be viewed as material information (e.g., trades in highly liquid securities with large market capitalization). The personal trading procedures set forth below establish circumstances under which such trades will be considered permissible or restricted and the procedures to follow in making such trades.

The elements of insider trading are discussed below.

Who is an Insider? The concept of “insider” is broad. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, a person who advises or otherwise performs services for a company may become a temporary insider of that company. An Employee of the Firm, for example, could become a temporary insider to a company because of the Firm’s and/or Employee’s relationship to the company (e.g., by being a Firm analyst who studies the company or having contact with company executives). According to the U.S. Supreme Court, a company

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must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider.

What is Material Information? Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information does not have to relate to the Firm’s business. For example, in one case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the date that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

What is Non-public Information? Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

What is Tipping? Tipping involves providing material non-public information to anyone who might be expected to trade while in possession of that information. An Employee may become a “tippee” by acquiring material non-public information from a tipper, which would then subject the Employee to the requirements of this Code of Ethics.

Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions; disgorgement of profits; fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided; and jail sentences.

Procedures

Identification and Prevention of Insider Information (Restricted List). If an Employee believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is material and non-public, he or she should take the following steps:

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•	Report the matter immediately to the CCO who shall document the matter.
•	Refrain from purchasing or selling the securities on behalf of himself or others.
•	Refrain from communicating the information inside or outside the Firm other than to the CCO

If the CCO determines that an Employee is in possession of material nonpublic information the CCO shall maintain a confidential list of securities as to which the Firm and/or any of its employees have material non-public information and shall take into account whether a security is on the Restricted List in determining whether the Firm and/or its employees may trade in such securities.

Restricting Access to Material Non-public Information. Care should be taken so that such information is secure. For example, files containing material non-public information should be sealed, access to computer files containing material non-public information should be restricted, and relevant conversations should take place behind closed doors.

Detecting Insider Trading. To detect insider trading, the CCO will review the trading activity reports of Employee accounts and the Firm accounts, and will advise Employees of the Insider Trading Policy and their obligations in connection therewith. It is also the responsibility of each Employee to notify the CCO of any potential insider trading issues. The CCO also will compare the trading activity reports with the confirmations and monthly account statements for any accounts which an Employee maintains at any other brokerage firms. The CCO will investigate any instance of possible insider trading and fully document the results of any such investigation. At a minimum, an investigation record should include: (i) the name of the security; (ii) the date the investigation commenced; (iii) an identification of the account(s) involved; and (iv) a summary of the investigation disposition.

Personal Securities Transactions

Law and Policy

It is the policy of the Firm to encourage Employees and their families to develop personal investment programs focused on long-term investing. Such investments must be consistent with the mission of the Firm always to put Client interests first and with the requirements that the Firm and its officers, directors and Employees not trade on the basis of material non-public information concerning the Firm’s investment decisions for Clients or Client transactions or holdings.

SEC Rule 204A-1 under the Advisers Act requires that each registered investment Firm adopt, maintain and enforce a Code of Ethics that requires the Firm’s “access persons” to report their transactions and holdings periodically to the CCO and requires the Firm to review these reports.

Under the SEC definition, the term “access person” includes any Firm Employee who has access to non-public information regarding Clients’ purchase or sale of securities, is involved in making securities recommendations to (or in the case of a discretionary manager like the Firm,

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investment decisions on behalf of) Clients or who has access to such recommendations that are non-public.

It is the Firm’s position to treat all of its employees as access persons.

Transaction Reporting Requirements. It is the policy of the Firm that all employees must file initial and annual holdings reports and quarterly transaction reports and submitted to the CCO no later than 30 days after a calendar quarter with respect to all “reportable securities” with respect to which they have or acquire any “Beneficial Interest.” “Reportable Securities” include all securities except the following, which are deemed to present little opportunity for improper trading:

•	direct obligations of the Government of the United States;

•	money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

•	money market fund shares;

•

shares of other types of mutual funds, (although if the Firm in the future acts as the investment Firm for a registered fund, Access Person transactions in shares of such fund will become reportable); and

•	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Beneficial Interest includes direct or indirect control or power to make investment decisions and is presumed to cover accounts of immediate family members who share your household. (All such accounts are referred to as “Access Person Accounts.”) Beneficial Interest, and therefore “Access Person Accounts,” may also include accounts of others who share the same home as you, anyone to whose support you materially contribute and other accounts over which you exercise a controlling influence, but do not include accounts in which you have a Beneficial Interest if you provide the CCO with written documentation showing that someone else has been granted investment discretion over the account. Reports need not be filed with respect to transactions effected pursuant to an automatic investment plan or in an account over which the employee has no direct or indirect influence or control.

Employee Personal Trading Approval. All employees must follow the personal trading approval process as provided under the following “Procedures” section.

Prohibited Transactions. All of the following transactions are prohibited:
•	Securities on the Firm’s restricted list
•	Securities from an IPO or private placement
•	Securities in which you have insider information

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•	Securities in which you are aware of new or changed research opinion which has not yet been publicly disseminated
•

Securities trading you have access to that have been traded in the last 5 business days and securities trading you have access to which are planned to be traded in the next 5 business days in pooled investment vehicles or managed accounts under the Firm’s management.

Duplicate Confirmations and Statements. Each Employee is responsible for making certain that the CCO is notified as to the settlement details of each transaction, including date, price and name of executing bank, broker or dealer. All account statements will be reviewed quarterly by the CCO in order to monitor compliance with the Code of Ethics and all securities rules and regulations.

Procedures

Duplicate Confirmation Statements. For any account opened or maintained at a brokerage firm or bank, the Employee shall be responsible for arranging that such firm send duplicate confirmation and periodic account statements directly to the CCO Each Employee is required to arrange with the banks, brokers or dealers to have monthly (if there has been trading activity in the account) or quarterly (if no trading activity has occurred in the account) statements, confirmations or notices of all such Employee’s securities transactions sent to the following address:

Centaur Management Co., LLC
500 West Putnam Avenue
Greenwich, CT 06830
Attention: CCO

Initial and Annual Holdings Reports. Each Employee of the Firm must disclose all securities in any Access Person Account on the Initial Holdings Report (Exhibit 2-A) and Annual Disclosure Report (Exhibit 4-B). All employees shall disclose to the CCO all personal securities holdings upon commencement of employment and thereafter on a quarterly basis as of the end of each calendar quarter and shall be submitted to the CCO no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

•	The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price at which the transaction was effected; and

•	The name of the broker, dealer or bank with or through whom the transaction was effected.

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Should an employee not have engaged in any securities transaction(s) during any calendar quarter, such employee shall submit a certification in writing to that effect to the CCO no later than 10 days after the end of the calendar quarter to which the certification relates. The initial report shall be made on the form attached hereto as Exhibit 1.

Employee Personal Trading Approval. All employees must obtain approval, using the “Employee Trading Approval Form”, from the CCO for all securities except the following:
•	Direct obligations of the U.S. Government
•	Money market instruments
•	Mutual funds and ETFs
•	Units of an unit investment trust if the unit investment trust is invested exclusively in funds that are unaffiliated with Argent

Review and Availability of Personal Trade Information. The CCO shall promptly review each Quarterly Transaction Report (Exhibit 2B) to determine whether any violations of the Policy or of applicable securities laws took place. The CCO or the CCO’s designated employee shall retain all Quarterly Personal Transaction Reports as part of the books and records required by the Advisors Act.

Recordkeeping. The CCO will maintain copies of:

•	this Manual (which includes this Code of Ethics);
•	records of violations and actions taken as a result of violations;
•	Employee acknowledgment of receipt of this Manual (which also serves as acknowledgement of receipt of this Code of Ethics); and
•	all holdings and transaction reports as required under Rule 204-2(a)(13).

The Compliance Department is responsible for maintaining records in a manner to safeguard their confidentiality. Each Employee’s records will be accessible only to the Employee, the Managers, Officers, and Managing Directors. Records will be maintained for five years. Each Employee is responsible for seeing that the records regarding his or her beneficial holdings and transactions in securities are correct. Periodically, each Employee may be asked to verify the records.

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Gifts and Entertainment

Law and Policy

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its Clients. Accordingly, it is the policy of the Firm to permit such conduct only on a limited basis and in accordance with the limitations stated herein.

Giving and Accepting Gifts. On occasion, an Employee may be offered gifts or gratuities from brokers, vendors, and clients not affiliated with the Firm. Likewise, the Firm may offer gifts or gratuities to brokers, vendors, and clients not affiliated with the Firm. In order to preclude the possibility of undue influence or the appearance of impropriety, the Advisor prohibits its employees from seeking or accepting gift(s) of more than de minimis value ($150 or less) from broker-dealers, custodians, prime brokers or other persons providing or seeking to provide services to the Advisor and/or its clients. Similarly, the Advisor prohibits its employees from giving gifts of more than de minimis value ($150 or less) to clients and prospective clients. This prohibition shall not apply to occasional meals, theater or sporting event tickets that are not unduly lavish and that fall within the heading of normal business entertainment. All questions regarding the appropriateness of gifts, business entertainment and the like should be referred to the CCO.

Providing Business Entertainment. An Employee may provide reasonable entertainment to persons associated with securities industry organizations or vendors or clients or prospective clients provided that both the Employee and the recipient are present and there is a business purpose for the entertainment.

Receiving Business Entertainment. An Employee may receive reasonable entertainment from persons associated with the securities industries, vendors, or clients not affiliated with the Firm. However, the business entertainment cannot be so lavish or extensive in nature that the Employee would likely feel compelled to act in a manner inconsistent with the interest of our clients (first) and the Firm (second).

Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

Client Complaints. Employees may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the CCO.

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Procedures

Prohibited Gifts. The giving of gifts by an Employee over the $150 per person per year limit is prohibited. If an Employee receives or is offered any gift over the $150 per person per year limit, the Employee must seek the guidance of the CCO to determine whether the Employee will be permitted to accept or keep the gift.

Year-End Review. Before the end of each calendar year, the CCO should remind Employees of the Firm’s gifts and entertainment policies.

Entertainment Reporting. On a semi-annual basis, each employee needs to submit an Entertainment report for any entertainment given or received over $500 per employee per event. For entertainment received, the employee will need to provide a reasonable estimate of the expense borne by the giving Firm This report needs to be sent to the CCO 30 days after mid-year and year-end.

Monitoring of Gift and Entertainment Expense Reports. The CCO shall review all internal expense reports periodically to monitor compliance with this policy.

Outside Business Activities

Law and Policy

Our fiduciary duties to Clients dictates that the Firm and its Employees must devote their professional attention to Client interests, above their own or those of other organizations. Accordingly, Employees may not engage in any of the following outside business activities without the prior written consent of the CCO:

•	Be engaged in any other business, except with an affiliated entity (with knowledge of a Managing Director or Officer);

•	Be employed or compensated by any other person for business-related activities, except with an affiliated entity (with knowledge of a Managing Director or Officer);

•	Serve as an employee of another organization, except with an affiliated entity (with knowledge of a Managing Director or Officer);

•

Serve as general partner, managing member or similar capacity with limited or general partnerships, limited liability companies (LLCs) or other private funds (other than private funds managed by the Firm or its affiliates);

•

Engage in personal securities transactions to an extent that diverts an Employee’s attention from and impairs the performance of his or her duties in relation to the business of the Firm and its Clients;

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•

Have any direct or indirect financial interest or investment in any dealer, broker, or other current or prospective supplier of goods or services to the Firm from which the Employee might benefit or appear to benefit materially;

•	Serve on the board of directors (or in any similar capacity) of another company, except an affiliated entity (with knowledge of a Managing Director or Officer).

Authorization for board service will normally require that the Firm or any Employee, officer or director not hold or purchase any securities of the company on whose board the Employee officer or director sits.

Procedures

Before undertaking any of the activities listed above, the Employee must obtain written approval from the Chief Compliance Officer.

Confidentiality

Law and Policy

Confidential Information

During the course of employment with the Firm, an Employee may be exposed to or acquire Confidential Information. “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning Firm Clients. Confidential Information may be in any form in written, graphic, recorded, photographic, or any machine-readable form or is orally conveyed to the Employee. Without approval from a Managing Director or Officer of the Firm, no Employee will, directly or indirectly, disclose, copy, furnish or make accessible to anyone any Confidential Information and each Employee will carefully safeguard Confidential Information.

Employees are subject to the Insider Trading provisions of this Manual.

Procedures

Each Employee agrees to inform the Firm promptly if he or she discovers that someone else is making or threatening to make unauthorized use or disclosure of Confidential Information.

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